Exhibit 99.1

  Transatlantic Holdings, Inc. Announces Record Quarterly Net Income


    NEW YORK--(BUSINESS WIRE)--Oct. 26, 2006--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the third quarter of 2006 amounted to $106.9 million, or $1.61 per common share (diluted), compared to a net loss of ($144.2) million, or ($2.19) per common share (diluted), in the same prior year quarter. Net income for the first nine months of 2006 amounted to $313.4 million, or $4.73 per common share (diluted), compared to $24.4 million, or $0.37 per common share (diluted), in the same prior year period. Net (loss) income for the third quarter and first nine months of 2005 include the after-tax impact of catastrophe costs totaling $256 million and $292 million, respectively. (See discussion of the impacts of pre-tax catastrophe costs below.)

    Commenting on results, Robert F. Orlich, President and Chief Executive Officer, said, "We are pleased with our strong performance in 2006, which continues to benefit from an absence of significant catastrophe events in the year thus far. Net income reached a new record this quarter, propelling annualized GAAP return on equity for the first nine months of 2006 to 15.5%. Operating cash flows remained strong.

    "We grew net premiums written this quarter despite increased ceding company retentions in some classes. Rates remained strong in catastrophe-exposed property classes and regions, particularly domestically. Although rates in certain casualty classes have shown some modest declines, terms and conditions held firm. Overall, we believe market conditions are favorable for our business as Transatlantic's product diversification and global footprint continue to serve us well."

    For the third quarter of 2006, income before income taxes amounted to $131.1 million compared to a loss before income taxes of ($276.3) million in the third quarter of 2005. These results include pre-tax realized net capital gains of $2.1 million and $13.5 million in 2006 and 2005, respectively. For the first nine months of 2006, income before income taxes amounted to $391.0 million compared to a loss before income taxes of ($65.9) million in the same prior year period. These results include pre-tax realized net capital gains of $6.5 million and $24.4 million in 2006 and 2005, respectively.

    In addition, no significant catastrophe losses occurred in the first nine months of 2006. In the 2005 third quarter, loss before income taxes includes pre-tax catastrophe costs of $395.0 million, including $40.4 million of net ceded reinstatement premiums. In the first nine months of 2005, loss before income taxes includes pre-tax catastrophe costs of $444.5 million, including $59.5 million of net ceded reinstatement premiums.

    Net premiums written for the third quarter of 2006 amounted to $895.3 million compared to $858.2 million in the same 2005 quarter, an increase of 4.3 percent. Net premiums written for the first nine months of 2006 amounted to $2,723.3 million compared to $2,627.2 million in the first nine months of 2005, an increase of 3.7 percent. International business represented 52 percent of net premiums written in the first nine months of 2006 versus 55 percent in the comparable 2005 period. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.)

    For the third quarter of 2006, the combined ratio was 96.0 versus
144.2 in the comparable 2005 quarter. The net impact of significant catastrophe costs added 46.6 to the combined ratio for the third quarter of 2005. For the first nine months of 2006, the combined ratio was 96.2 compared to 112.9 in the same prior year period. The net impact of significant catastrophe costs added 17.0 to the combined ratio for the first nine months of 2005.

    Net loss and loss adjustment expense reserves increased $225.2 million during the third quarter of 2006, bringing the amount of such reserves to $6.12 billion at September 30, 2006. Net losses and loss adjustment expenses paid for the third quarter of 2006 include approximately $21.5 million related to catastrophe losses principally occurring in 2005. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries.

    Annualized GAAP return on equity for the first nine months of 2006, as discussed earlier in this release, represents the first nine months' net income multiplied by four-thirds expressed as a percentage of average stockholders' equity for the first nine months of 2006.

    Net investment income increased 21.9 percent in the third quarter of 2006 to $106.8 million compared to $87.6 million reported in the year ago quarter. For the first nine months of 2006, net investment income increased 23.8 percent to $317.0 million compared to $256.1 million in the same prior year period. A significant portion of the increases over the prior year is attributable to the investment of the net proceeds from the $750 million principal amount of the senior notes issued in the fourth quarter of 2005. At September 30, 2006, investments and cash totaled $11.06 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

    Expenses related to stock compensation agreements totaled $2.7 million and $1.9 million in the third quarter of 2006 and 2005, respectively, and $7.6 million and $5.1 million in the first nine months of 2006 and 2005, respectively. The majority of such expenses are included in "other, net" in the Statement of Operations Data.

    At September 30, 2006, TRH's consolidated assets and stockholders' equity were $14.15 billion and $2.83 billion, respectively. Book value per common share was $42.94.

    In the third quarter of 2006, the Board of Directors declared a quarterly cash dividend of $0.135 per common share to stockholders of record as of November 24, 2006, payable on December 8, 2006.

    Visit -- www.transre.com -- for additional information about TRH.


Caution concerning forward-looking statements:


    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as well as its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, San Francisco, Kansas City, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Stockholm, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.


            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data

Statement of Operations Data:
                                         Three Months Ended
                                            September 30,
                                       -----------------------
                                          2006        2005     Change
                                       ----------- ----------- -------
                                       (in thousands, except
                                           per share data)
Revenues:
   Net premiums written                $  895,271  $  858,175    4.3 %
   Decrease (increase) in net
       unearned premiums                      323     (13,682)
                                       ----------- -----------
   Net premiums earned                    895,594     844,493    6.1
   Net investment income                  106,773      87,566   21.9
   Realized net capital gains               2,097      13,508
                                       ----------- -----------
       Total revenues                   1,004,464     945,567    6.2
                                       ----------- -----------

Expenses:
   Net losses and loss
       adjustment expenses                608,611     974,674
   Net commissions                        225,728     226,920
   Other underwriting expenses             25,710      20,519
   Increase in deferred
       acquisition costs                      (77)     (3,118)
   Interest on senior notes                10,852           -
   Other, net                               2,496       2,849
                                       ----------- -----------
       Total expenses                     873,320   1,221,844
                                       ----------- -----------

Income (loss) before income taxes         131,144    (276,277)
Income taxes (benefits)                    24,201    (132,070)
                                       ----------- -----------
Net income (loss)                      $  106,943   ($144,207)
                                       =========== ===========

----------------------------------------------------------------------
Net income (loss) per common share:
   Basic                               $     1.62      ($2.19)
   Diluted                                   1.61       (2.19)

Cash dividends per common share             0.135       0.120   12.5

Weighted average common
   shares outstanding:
   Basic                                   65,961      65,844
   Diluted                                 66,267      65,844

----------------------------------------------------------------------
Ratios:
   Loss and loss adjustment expense          67.9 %     115.4 %
   Underwriting expense                      28.1        28.8
   Combined                                  96.0       144.2

----------------------------------------------------------------------


Statement of Operations Data:
                                          Nine Months Ended
                                            September 30,
                                       -----------------------
                                          2006        2005     Change
                                       ----------- ----------- -------
                                       (in thousands, except
                                           per share data)
Revenues:
   Net premiums written                $2,723,277  $2,627,209    3.7 %
   Decrease (increase) in net
       unearned premiums                  (10,821)    (33,115)
                                       ----------- -----------
   Net premiums earned                  2,712,456   2,594,094    4.6
   Net investment income                  317,020     256,143   23.8
   Realized net capital gains               6,477      24,429
                                       ----------- -----------
       Total revenues                   3,035,953   2,874,666    5.6
                                       ----------- -----------

Expenses:
   Net losses and loss
       adjustment expenses              1,860,306   2,232,187
   Net commissions                        681,591     645,639
   Other underwriting expenses             69,993      60,124
   Increase in deferred
       acquisition costs                   (7,128)     (5,247)
   Interest on senior notes                32,552           -
   Other, net                               7,629       7,897
                                       ----------- -----------
       Total expenses                   2,644,943   2,940,600
                                       ----------- -----------

Income (loss) before income taxes         391,010     (65,934)
Income taxes (benefits)                    77,655     (90,317)
                                       ----------- -----------
Net income (loss)                      $  313,355  $   24,383
                                       =========== ===========

----------------------------------------------------------------------
Net income (loss) per common share:
   Basic                               $     4.75  $     0.37
   Diluted                                   4.73        0.37

Cash dividends per common share             0.390       0.340   14.7

Weighted average common
   shares outstanding:
   Basic                                   65,940      65,831
   Diluted                                 66,242      66,161

----------------------------------------------------------------------
Ratios:
   Loss and loss adjustment expense          68.6 %      86.0 %
   Underwriting expense                      27.6        26.9
   Combined                                  96.2       112.9

----------------------------------------------------------------------


            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data
            As of September 30, 2006 and December 31, 2005

Balance Sheet Data:
                                               2006          2005
                                            ------------ -------------
                                              (in thousands, except
                                                    share data)
                  ASSETS
Investments and cash:
   Fixed maturities:
     Held to maturity, at amortized cost
      (market value: 2006-$1,290,639; 2005-
      $1,284,826)                           $ 1,255,019   $ 1,257,941
     Available for sale, at market value
      (amortized cost: 2006-$6,660,732;
      2005-$6,143,063) (pledged, at market
      value: 2006-$1,606,825; 2005-
      $562,007)                               6,796,104     6,297,675
   Equities:
     Available for sale, at market value:
        Common stocks (cost: 2006-$573,680;
         2005-$574,362) (pledged, at market
         value: 2006-$40,484; 2005-$23,054)     602,807       606,325
        Nonredeemable preferred stocks
         (cost: 2006-$229,066; 2005-
         $12,390)                               236,366        12,420
     Trading, at market value, principally
      common stocks (cost: 2006-$40,034;
      2005-$48,124)                              40,097        46,493
   Other invested assets                        173,239       172,869
   Short-term investment of funds received
    under securities loan agreements          1,711,812       606,882
   Short-term investments, at cost
    (approximates market value)                  60,436        43,112
   Cash and cash equivalents                    189,109       198,120
                                            ------------ -------------
        Total investments and cash           11,064,989     9,241,837
Accrued investment income                       132,592       107,431
Premium balances receivable, net                699,650       782,880
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses:
   Affiliates                                   431,576       294,957
   Other                                      1,072,425     1,196,516
Deferred acquisition costs                      224,837       217,709
Prepaid reinsurance premiums                    101,302        61,291
Deferred income taxes                           321,906       302,451
Other assets                                    104,658       159,604
                                            ------------ -------------
        Total assets                        $14,153,935   $12,364,676
                                            ============ =============
   LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses  $ 7,444,026   $ 7,113,294
Unearned premiums                             1,150,450     1,082,282
Payable under securities loan agreements      1,711,812       606,882
5.75% senior notes due December 14, 2015:
   Affiliates                                   447,937       447,812
   Other                                        298,625       298,541
Other liabilities                               268,152       271,914
                                            ------------ -------------
        Total liabilities                    11,321,002     9,820,725
                                            ------------ -------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000; none issued                   -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
 2006-66,959,341; 2005-66,900,085                66,959        66,900
Additional paid-in capital                      223,198       214,700
Accumulated other comprehensive income           28,426        35,729
Retained earnings                             2,536,269     2,248,541
Treasury Stock, at cost; 988,900 shares of
 common stock                                   (21,919)      (21,919)
                                            ------------ -------------
        Total stockholders' equity            2,832,933     2,543,951
                                            ------------ -------------
        Total liabilities and
         stockholders' equity               $14,153,935   $12,364,676
                                            ============ =============


            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data

Condensed Cash Flow Data:
                          Three Months Ended      Nine Months Ended
                             September 30,          September 30,
                         --------------------- -----------------------
                           2006       2005        2006        2005
                         ---------- ---------- ------------ ----------
                                        (in thousands)
Net cash provided by
 operating activities    $ 229,059  $ 229,992  $   633,502  $ 561,432
                         ---------- ---------- ------------ ----------

Cash flows from
 investing activities:
    Proceeds of fixed
     maturities
     available for sale
     sold                   90,796     73,743      457,477    354,242
    Proceeds of fixed
     maturities
     available for sale
     redeemed or matured    67,161    147,848      271,484    286,786
    Proceeds of equities
     available for sale
     sold                  446,537    213,693      745,784    627,584
    Purchase of fixed
     maturities held to
     maturity                    -    (73,629)           -   (169,893)
    Purchase of fixed
     maturities
     available for sale   (420,957)  (370,360)  (1,156,588)  (992,659)
    Purchase of equities
     available for sale   (493,590)  (205,102)    (942,388)  (636,638)
    Net sale of other
     invested assets         1,385     32,210        5,654     16,194
    Net (purchase) sale
     of short-term
     investment of funds
     received under
     securities loan
     agreements           (128,362)    39,204   (1,074,090)    47,572
    Net (purchase) sale
     of short-term
     investments           (18,680)    (8,519)     (16,298)     4,368
    Change in other
     liabilities for
     securities in
     course of
     settlement             47,249     33,544        4,175     13,484
    Other, net               3,162      1,646        7,351      3,226
                         ---------- ---------- ------------ ----------
    Net cash used in
     investing
     activities           (405,299)  (115,722)  (1,697,439)  (445,734)
                         ---------- ---------- ------------ ----------
Cash flows from
 financing activities:
    Net funds received
     (disbursed) under
     securities loan
     agreements            128,362    (39,204)   1,074,090    (47,572)
    Dividends to
     stockholders           (8,905)    (7,901)     (24,729)   (21,068)
    Proceeds from common
     stock issued              559        282        1,993      1,576
    Acquisition of
     treasury stock              -     (2,248)           -     (6,138)
    Other, net               1,395       (757)         317       (815)
                         ---------- ---------- ------------ ----------
       Net cash provided
        by (used in)
        financing
        activities         121,411    (49,828)   1,051,671    (74,017)
                         ---------- ---------- ------------ ----------
Effect of exchange rate
 changes on cash and
 cash equivalents             (406)      (264)       3,255     (3,564)
                         ---------- ---------- ------------ ----------
    Change in cash and
     cash equivalents      (55,235)    64,178       (9,011)    38,117
Cash and cash
 equivalents, beginning
 of period                 244,344    117,374      198,120    143,435
                         ---------- ---------- ------------ ----------
    Cash and cash
     equivalents, end of
     period              $ 189,109  $ 181,552  $   189,109  $ 181,552
                         ========== ========== ============ ==========


            Transatlantic Holdings, Inc. and Subsidiaries
                     Consolidated Financial Data

Comprehensive Income (Loss) Data:

                               Three Months Ended   Nine Months Ended
                                 September 30,        September 30,
                              -------------------- -------------------
                                2006      2005       2006      2005
                              --------- ---------- --------- ---------
                                           (in thousands)

Net income (loss)             $106,943  ($144,207) $313,355   $24,383
                              --------- ---------- --------- ---------

Other comprehensive income
 (loss):
  Net unrealized appreciation
   (depreciation) of
   investments, net of tax:
     Net unrealized holding
      gains (losses)           148,955    (34,832)  (10,848)   (3,035)
     Deferred income tax
      (charge) benefit on
      above                    (52,136)    12,191     3,795     1,063
     Reclassification
      adjustment for gains
      included in net income
      (loss)                    (3,912)   (13,508)   (8,219)  (24,429)
     Deferred income tax
      charge on above            1,370      4,728     2,877     8,550
                              --------- ---------- --------- ---------
                                94,277    (31,421)  (12,395)  (17,851)
                              --------- ---------- --------- ---------

  Net unrealized currency
   translation (loss) gain,
   net of tax:
     Net unrealized currency
      translation (loss) gain   (2,426)     4,907     7,834   (47,024)
     Deferred income tax
      benefit (charge) on
      above                        849     (1,718)   (2,742)   16,458
                              --------- ---------- --------- ---------
                                (1,577)     3,189     5,092   (30,566)
                              --------- ---------- --------- ---------

       Other comprehensive
        income (loss)           92,700    (28,232)   (7,303)  (48,417)
                              --------- ---------- --------- ---------

Comprehensive income (loss)   $199,643  ($172,439) $306,052  ($24,034)
                              ========= ========== ========= =========


            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Premium Data:
                           Three Months Ended     Nine Months Ended
                              September 30,         September 30,
                           ------------------- -----------------------
                             2006      2005       2006        2005
                           --------- --------- ----------- -----------

                                        (in thousands)
Net premiums written by
 office:

  Domestic                 $419,892  $383,217  $1,309,734  $1,182,623
                           --------- --------- ----------- -----------

  International:

      Europe:
          London            191,357   190,925     556,082     577,665
          Paris              80,900    80,154     244,681     267,852
          Zurich             83,910    98,108     248,060     279,932
                           --------- --------- ----------- -----------
                            356,167   369,187   1,048,823   1,125,449
                           --------- --------- ----------- -----------

      Other:
          Toronto            28,566    21,054      73,308      58,244
          Miami (Latin
           America and
           the Caribbean)    61,612    52,894     185,187     152,010
          Hong Kong          21,384    25,478      71,927      75,386
          Tokyo               7,650     6,345      34,298      33,497
                           --------- --------- ----------- -----------
                            119,212   105,771     364,720     319,137
                           --------- --------- ----------- -----------

  Total international       475,379   474,958   1,413,543   1,444,586
                           --------- --------- ----------- -----------

Total net premiums written $895,271  $858,175  $2,723,277  $2,627,209
                           ========= ========= =========== ===========


Effect of changes in
 foreign currency exchange
 rates on the increase in
 net premiums written in
 2006 as compared to 2005:
                             Three      Nine
                            Months    Months
                             Ended     Ended
                           September September
                              30,       30,
                           --------- ---------
  Increase in original
   currency                     3.5 %     4.0 %
  Foreign exchange effect       0.8      (0.3)
                           --------- ---------
  Increase as reported in
   U.S. dollars                 4.3 %     3.7 %
                           ========= =========


            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data (estimated):

                         Three Months Ended      Nine Months Ended
                            September 30,          September 30,
                        --------------------- -----------------------
                          2006       2005        2006        2005
                        --------- ----------- ----------- -----------

  Treaty                    94.0 %      95.0 %      95.0 %      95.5 %
  Facultative                6.0         5.0         5.0         4.5
                        --------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                        ========= =========== =========== ===========

  Property                  23.7 %      27.5 %      26.9 %      29.2 %
  Casualty                  76.3        72.5        73.1        70.8
                        --------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                        ========= =========== =========== ===========

Total gross premiums
 written (in thousands) $973,255  $1,032,019  $3,014,163  $3,003,529
                        ========= =========== =========== ===========

Source of gross
 premiums written:

  Affiliates                13.4 %      10.1 %      15.2 %      13.8 %
  Other                     86.6        89.9        84.8        86.2
                        --------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                        ========= =========== =========== ===========


Supplemental Net Loss
 and Loss Adjustment
  Expense Reserve Data:

Changes in net loss and
 loss adjustment
  expense reserves:
                         Three Months Ended      Nine Months Ended
                            September 30,          September 30,
                        --------------------- -----------------------
                          2006       2005        2006        2005
                        --------- ----------- ----------- -----------
                                       (in millions)
  Reserve for net unpaid
   losses and loss
   adjustment expenses
    at beginning of
    period              $5,892.7  $  5,056.7  $  5,690.4  $  4,980.6
  Net losses and loss
   adjustment expenses
   incurred                608.6       974.7     1,860.3     2,232.2
  Net losses and loss
   adjustment expenses
   paid                    390.6       475.7     1,545.8     1,573.4
  Foreign exchange
   effect                    7.2         0.1       113.0       (83.6)
                        --------- ----------- ----------- -----------
  Reserve for net unpaid
   losses and loss
   adjustment expenses
    at end of period    $6,117.9  $  5,555.8  $  6,117.9  $  5,555.8
                        ========= =========== =========== ===========


            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Investment Data:

Net investment income:
                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               -------------------- ------------------
                                2006      2005        2006     2005
                               ------- ------------ --------- --------
                                           (in millions)
   Fixed maturities            $ 88.8  $      75.5    $262.1   $223.0
   Equities                       9.5          5.3      24.8     19.3
   Other invested assets
     (principally partnerships)   4.0          4.0      22.2     11.3
   Other                          7.1          4.7      16.3      9.4
                               ------- ------------ --------- --------
     Total investment income    109.4         89.5     325.4    263.0
   Investment expenses           (2.6)        (1.9)     (8.4)    (6.9)
                               ------- ------------ --------- --------
     Net investment income     $106.8  $      87.6    $317.0   $256.1
                               ======= ============ ========= ========


Investments by category:
                                         September 30, 2006
                                       ----------------------
                                          Amount     Percent
                                       ------------ ---------
                                       (dollars in thousands)
   Fixed maturities:
     Held to maturity (at amortized
      cost):
        Domestic and foreign municipal $ 1,255,019      11.5 %
                                       ------------ ---------

     Available for sale (at market
      value):
        Corporate                        1,656,403      15.2
        U.S. Government and government
         agencies                          316,367       2.9
        Foreign government                 282,637       2.6
        Domestic and foreign municipal   4,540,697      41.8
                                       ------------ ---------
                                         6,796,104      62.5
                                       ------------ ---------
            Total fixed maturities       8,051,123      74.0
                                       ------------ ---------
   Equities:
     Available for sale:
        Common stocks                      602,807       5.5
        Nonredeemable preferred stocks     236,366       2.2
                                       ------------ ---------
                                           839,173       7.7
     Trading, principally common
      stocks                                40,097       0.4
                                       ------------ ---------
            Total equities                 879,270       8.1
                                       ------------ ---------
   Other invested assets                   173,239       1.6
   Short-term investment of funds
    received under securities loan
    agreements                           1,711,812      15.7
   Short-term investments                   60,436       0.6
                                       ------------ ---------
            Total investments          $10,875,880     100.0 %
                                       ============ =========


            Transatlantic Holdings, Inc. and Subsidiaries
                 Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

                                --------- --------- --------
  Ratings as of September 30,
   2006:                         Held to  Available
                                 Maturity for Sale   Total
                                --------- --------- --------

       Aaa                          12.3 %    54.9 %   67.2 %
       Aa                            2.6      25.9     28.5
       A                             0.7       3.1      3.8
       Baa                             -       0.4      0.4
       Not rated                       -       0.1      0.1
                                --------- --------- --------
           Total                    15.6 %    84.4 %  100.0 %
                                ========= ========= ========



Other Investment Data:

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------- -----------------
                                  2006      2005     2006     2005
                                --------- --------- -------- --------

Pre-tax yield on fixed maturity
 portfolio (a)                       4.4 %     4.4 %    4.4 %    4.4 %

Effective tax rate on net
 investment income (b)              14.8 %    17.5 %   16.0 %   17.1 %

(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.
(b) Represents the portion of income tax expense related to net investment income divided by net investment income.


Other Data:

                                (Estimated)
                                September 30, December 31,
                                   2006          2005
                               -------------- ------------
                                     (in thousands)

Statutory surplus of
 Transatlantic Reinsurance
 Company                          $2,858,000   $2,617,997


    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040